EXHIBIT 10.5

SILICON GRAPHICS, INC.

FORM OF AGREEMENT

This Agreement, dated as of September 15, 2006 (this “Agreement”), is entered into by and between the undersigned employee (the “Employee”) and Silicon Graphics, Inc., a Delaware corporation (the “Company”).

WHEREAS, on May 8, 2006, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 06-10977 (BRL) through 06-10990 (BRL)) (the “Chapter 11 Cases”);

WHEREAS, the Company and the Employee have entered into a change in control agreement, dated as of [                          ], 2006 (the “Change Agreement”); and

WHEREAS, the Employee, recognizing that the Company will rely on this Agreement in connection with the Debtors’ exit from the Chapter 11 Cases (the “Chapter 11 Exit”), agrees as follows:

1. The Employee agrees that the Chapter 11 Exit shall not constitute a Change in Control (as defined under the Change Agreement).

2. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

3. This Agreement will be binding upon and inure to the benefit of (i) the heirs, executors and legal representatives of the Employee upon the Employee’s death and (ii) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for purposes of enforcing the Company’s rights hereunder.

4. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement as of the date first above written.

EMPLOYEE

By:
Name:

SILICON GRAPHICS, INC.

By:
Name:
Title:

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